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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             ELLER MEDIA CORPORATION

         Eller Media Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (a) The name of the corporation is Eller Media Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 11, 1995, and the name under which the corporation was originally incorporated is "Eller Media Company."

         (b) Pursuant to and in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation, and (i) the written consent of the holders of a majority of the outstanding shares of common stock of the corporation to such amendment and restatement has been given, and
(ii) written notice has been given to all stockholders of the corporation who have not so consented in writing, in each case in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         (c) The text of the Certificate of Incorporation of the corporation as heretofore amended is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                             ELLER MEDIA CORPORATION

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805-1297, County of New Castle. The name of the registered agent at that address is Corporation Service Company.

                                   ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

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                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have authority to issue is ____________ million (______), consisting of _________ million (_______) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and ____________ million (________) shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock").

         A. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The designations, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, and to file a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including but without limiting the generality of the foregoing, the following:

                  1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

                  2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or on any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                  3. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

                  4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

                  5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

                  6. There terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

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                  7. The voting powers, if any, of the holders of any series of
Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

                  8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

         B. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law (i) the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders,
(ii) the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors, and (iii) holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

         Upon the effectiveness of this Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware, each share of Common Stock of the Corporation outstanding immediately prior to the effectiveness hereof shall automatically be reclassified into ________ shares of Common Stock. [Insert treatment of fractional shares]

                                    ARTICLE V

         A. Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation.

         B. In addition to the powers conferred on the Board of Directors by this Restated Certificate of Incorporation and by the GCL, and without limiting the generality thereof, the Board of Directors is specifically authorized from time to time, by resolution of the Board of Directors without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the By-laws of the Corporation, in such form and with such terms as the Board of Directors may determine, including, without limiting the generality of the foregoing, By-laws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board of Directors,
(ii) regulation of the attendance at annual or

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special meetings of the stockholders of persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

                                   ARTICLE VI

         Except as otherwise provided for or fixed pursuant to the provisions of
Article IV of this Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

                                   ARTICLE VII

         A. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         B. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in or pursuant to this Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each such class shall hold office until their successors are duly elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         C. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in or pursuant to this Restated Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, and directors so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. Subject to the provisions of this

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Restated Certificate of Incorporation, no decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

         D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his death, disqualification, resignation, retirement or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification, retirement or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.


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                                   ARTICLE VIII

         No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                    ARTICLE IX

         A. Except as may be expressly provided in this Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Whenever any vote of the holders of capital stock of the Corporation is required to amend the provisions of this Restated Certificate of Incorporation, and in addition to any other vote of holders of capital stock that is required by law, the affirmative vote of the holders of at least two-thirds (or such greater proportion as may be required by law) of the combined voting power of the then-outstanding shares of capital stock of Corporation entitled to vote generally in the election of directors (the "Voting Stock"), with respect to such repeal, alteration or amendment, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to repeal, alter or amend any provision of, or adopt any provisions inconsistent with, any provision of Article V, Article VI, Article VII, Article VIII or this Article IX of this Restated Certificate of Incorporation.

        B. In addition to any affirmative vote required by law, any amendment, alteration or repeal of any provision of the By-laws of the Corporation may be adopted either (i) by the Board of Directors by the affirmative vote of at least a majority of the then-authorized number of directors or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class.

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on behalf of Eller Media Corporation this ___ day of ________________, 1997.


                                        By:___________________________

                                        Name:_________________________

                                        Title:________________________


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